Exhibit 99.1

News Release

CONTACT:	Jeff Richardson (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	May 2, 2008
Jim Eglseder (Analysts)
(513) 534-8424
Debra DeCourcy, APR (Media)
(513) 534-4153

Fifth Third Announces Management Change

CINCINNATI — Fifth Third Bancorp today announced that Christopher G. Marshall, executive vice president of Fifth Third Bancorp and Fifth Third Bank, resigned May 1, 2008 effective April 30, 2008. Mr. Marshall had served as Chief Financial Officer.

Daniel T. Poston, executive vice president and Controller will serve as Chief Financial Officer until a permanent successor for Mr. Marshall is named. A search is underway.

Kevin T. Kabat, President and Chief Executive Officer of Fifth Third Bancorp said, “We thank Chris for his service. Chris has made numerous contributions to the Company over the past two years. I understand his interest in returning his family to the East Coast and wish him the best. I know that Dan will do a terrific job working with our business line heads as we determine a permanent replacement.”

Christopher Marshall, former executive vice president of Fifth Third Bancorp and Fifth Third Bank, said, “Fifth Third is a great company and it has been a privilege to work with such a talented team. The Company has excellent leadership in place and I have every confidence in its ability to continue its very strong performance.”

The resignation does not impact or in any way relate to the financial statements or reporting of Fifth Third Bancorp or its subsidiaries.

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $111 billion in assets, operates 18 affiliates with 1,232 full-service Banking Centers, including 107 Bank Mart(R) locations open seven days a week inside select grocery stores and 2,221 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri and Georgia. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2008, has $212 billion in assets under care, of which it managed $31 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ(R) National Global Select Market under the symbol “FITB.”

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Forward-Looking Statements

This report contains or incorporates statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, including the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically, the real estate market, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) our ability to maintain required capital levels and adequate sources of funding and liquidity; (7) changes and trends in capital markets; (8) competitive pressures among depository institutions increase significantly; (9) effects of critical accounting policies and judgments; (10) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (11) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (12) ability to maintain favorable ratings from rating agencies; (13) fluctuation of Fifth Third’s stock price; (14) ability to attract and retain key personnel; (15) ability to receive dividends from its subsidiaries; (16) the potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (17) effects of accounting or financial results of one or more acquired entities; (18) difficulties in combining the operations of acquired entities; (19) ability to secure confidential information through the use of computer systems and telecommunications networks; and (20) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

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